                         THIS INDENTURE is made as of the 1st day of December,
2000, by and among ALL STAR GAS CORPORATION, a Missouri corporation (the "Company"), each of the Subsidiary Guarantors (as hereinafter defined) and STATE STREET BANK AND TRUST COMPANY (the "Trustee").


                                   BACKGROUND

                         WHEREAS, the Company, each of the Subsidiary Guarantors
and Shawmut Bank Connecticut, National Association, as Trustee ("SBC") have heretofore executed and delivered an Indenture, dated as of June 29, 1994 (the "Old Indenture"), providing for the issuance of 12 7/8% Senior Secured Notes due 2004 (the "Old Notes");

                         WHEREAS, the Trustee succeeded SBC as trustee under the
Old Indenture;

                         WHEREAS, in March 2000, the Company offered to purchase
all of the outstanding $127,200,000 principal amount of the Old Notes for a purchase price of $100,000,000 or $786 per $1,000 principal amount of the Old Notes, without any further accrual of interest;

                         WHEREAS, in May 2000, the Company amended and extended
its offer to May 26, 2000 to permit the Company to purchase, on a pro rata basis, 60% of the outstanding Old Notes for a purchase price of $60,000,000 or $786 per $1,000 principal amount of the Old Notes, without any further accrual of interest;

                         WHEREAS, on May 26, 2000, the Company successfully
completed the partial tender offer to acquire 60% of the Old Notes and received consents, from 100% of the holders of the outstanding Old Notes not owned by the Company, to amend the Old Indenture to permit the Company to redeem the remaining principal amount of the Old Notes outstanding at $786 per $1,000 principal without any accrual of interest, or $40,000,000, by July 31, 2000;

                         WHEREAS, as of July 31, 2000, the Company did not enter
into a definitive agreement for the sale of certain of its assets, the proceeds of which were to be used in part to redeem the Old Notes, and, accordingly, the Company was unable to pay the Old Notes when due and is currently in default thereunder;

                         WHEREAS, in light of the default under the Old Notes,
the holders of the Old Notes have determined that it is in their best interests to waive any and all rights to which they were otherwise entitled under the Old Notes and all ancillary documents executed in connection therewith in exchange for new notes to be governed by a new indenture, security agreement, pledge agreements and limited recourse guarantee in order to provide the Company with additional time to pay its outstanding obligations;

                         WHEREAS, in connection with the Offer to Exchange,
dated November 2, 2000, the Company offered to exchange an aggregate principal amount of $50,880,000 of its 11% Senior Secured Notes due 2003 for a like principal amount of its issued and outstanding Old Notes from the registered holders thereof (the "Offer to Exchange");

                         WHEREAS, the Senior Secured Notes due 2003 will
evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, this Indenture.

                         NOW, THEREFORE, in consideration of the foregoing and
the agreements set forth below, each party hereby, intending to be legally bound, agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's Senior Secured Notes due 2003:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1              Definitions.
                         -----------

                         "Accreted Value" means as of any date (the "specified
date") with respect to each $1,000 face amount of Securities, the following amount:

                                   (i) if the specified date is one of the
following dates (each an "accrual date"), the amount set forth opposite such date below:

                                 Accrual Date                     Accreted Value
                                 ------------                     --------------

                                 February 28, 2001..............    $  839.70
                                 June 30, 2001..................       871.80
                                 December 31, 2001..............       903.80
                                 June 30, 2002..................       935.90
                                 December 31, 2002..............       967.90
                                 June 30, 2003..................    $1,000.00
and

                                   (ii) if the specified date occurs between two
accrual dates, the sum of (A) the accreted value for the accrual date immediately preceding the specified date and (B) an amount equal to the product of (i) the accreted value for the immediately following accrual date less the accreted value for the immediately preceding accrual date and (ii) a fraction, the numerator of which is the number of days (not to exceed 180 days) from the immediately preceding accrual date to the specified date, using a 360 day year of twelve 30 day months, and the denominator of which is 180; and

                                   (iii) if the specified date occurs after June
30, 2003, $1,000.

                         "Acquired Indebtedness" means Indebtedness of a Person
existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Subsidiary.

                         "Acquisition Indebtedness" means Indebtedness of a
Restricted Subsidiary incurred in connection with the acquisition of property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary, which Indebtedness is without recourse to the Company or any Restricted Subsidiary other than the Restricted Subsidiary issuing such Acquisition Indebtedness.

                         "Additional Assets" means (i) any property or assets
related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

                         "Affiliate" of any specified Person mean any other
Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 3.11 only, "Affiliate" shall also mean any beneficial owner of 5% or more of the total Voting Shares (on a Fully Diluted Basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of
Section 3.3, "Affiliate" shall also mean any Person of which the Company owns 5% or more of any class of Capital Stock or rights to acquire 5% or more of any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

                         "Agent" means any Registrar, Paying Agent or
co-registrar.

                         "Asset Sale" means any sale, transfer or other
disposition (including by way of merger, consolidation or Sale/Leaseback Transactions, but excluding (except as provided for in the last paragraph of Section 3.12(b)) those permitted by Article IV hereof) in one or a series of transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of (i) all or any of the Capital Stock of the Company or any Restricted Subsidiary, (ii) all or substantially all of the assets of any operating unit, or line of business of the Company or any Restricted Subsidiary or (iii) any other property or assets or rights to acquire property or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

                         "Attributable Debt" in respect of a Sale/Leaseback
Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                         "Average Life" means, as of the date of determination,
with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

                         "Board of Directors" means the Board of Directors of
the Company or any authorized committee thereof.

                         "Board Resolution" means a copy of a resolution
certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                         "Business Day" means each day which is not a Legal
Holiday.

                         "Capital Stock" means any and all shares, interests,
participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

                         "Capitalized Lease" means, as applied to any Person,
any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty; and "Capitalized Lease Obligations" means the rental obligations, as aforesaid, under such lease.

                         "Change of Control" means the occurrence of any of the
following events: (i) at any time after the occurrence of a Public Market, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Management Group or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total Voting Shares of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders was approved by a vote of at least 66-2/3% of the directors of such person then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; (iii) a majority of the Company's and its Restricted Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any Person or group of Persons acting in concert; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation; (v) prior to the occurrence of a Public Market, the Management Group ceases in the aggregate to beneficially own, directly or indirectly, at least 50% in the aggregate of the total voting power of the Voting Shares of the Company; or (vi) at any time prior to the occurrence of a Change of Control pursuant to clauses (i) to (v) of this definition as a result of which a Change of Control Offer was made, (A) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain on its Board of Directors at least two Outside Directors, (B) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain an audit committee of its Board of Directors consisting solely of Outside Directors or (C) the Board of Directors consists of greater than seven members. Upon the occurrence of any of the events in item (vi) the Company shall immediately notify the Trustee of such occurrence.

                         "Code" means the Internal Revenue Code of 1986, as
amended.

                         "Collateral" means the collateral securing the
Obligations of the Company hereunder as defined in the Security Documents.

                         "Collateral Agent" means State Street Bank and Trust
Company, as provided for in the Security Documents until a successor replaces it and thereafter means the successor.

                         "Company" means the party named as such in this
Indenture until a successor replaces it pursuant to the terms and conditions of this Indenture and thereafter means the successor.

                         "Consolidated Coverage Ratio" as of any date of
determination means the ratio of (i) the aggregate amount of EBITDA for a period of the most recent four consecutive fiscal quarters to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that if the Company or any Restricted Subsidiary Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, both EBITDA and Consolidated Interest Expenses for such period shall be calculated after giving effect on a pro forma basis to (x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Consolidated Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any of its Consolidated Restricted Subsidiaries shall continue to be liable a result of any such Asset Sale or which is repaid, re-deemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Consolidated Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (iv) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For all purposes of this definition, if the date of determination occurs prior to the completion of the first four full fiscal quarters following the Issue Date, then "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to the Offering as if the Offering occurred on the first day of the four full fiscal quarters that were completed preceding such date of determination.

                         "Consolidated Current Liabilities," as of the date of
determination, means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

                         "Consolidated Income Tax Expense" means, for any
period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a Consolidated basis for such period determined in accordance with GAAP.

                         "Consolidated Interest Expense" means, for any period,
as applied to the Company, the sum of (a) the total interest expense of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, and amortization of debt issuance costs (other than issuance costs with regard to the Offering), (ii) accrued interest,
(iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, and
(vi) net costs associated with Interest Rate Agreements (including amortization of discounts) and Currency Agreements, plus (b) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company or its Consolidated Restricted Subsidiaries, plus (c) one third of all Operating Lease Obligations paid, accrued and/or scheduled to be paid by the Company and its Consolidated Restricted Subsidiaries, plus (d) amortization of capitalized interest, plus (e) dividends paid in respect of Preferred Stock of the Company or any Consolidated Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

                         "Consolidated Net Income (Loss)" means, for any period,
as applied to the Company, the Consolidated net income (loss) of the Company and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the equity of the Company or a Restricted Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person; and (vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Company to the extent of payments made to such parent by the Company pursuant to any tax sharing agreement or other arrangement for such period.

                         "Consolidated Net Tangible Assets" means, as of any
date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;
(iii) excess of cost over Fair Value of assets of businesses acquired, as determined in good faith by the Board of Directors and evidenced by a Board Resolution; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1999 as a result of a change in the method in valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                         "Consolidated Net Worth" means, at any date of
determination, as applied to the Company, stockholders' equity as set forth on the most recently available Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries (which shall be as of a date nor more than 60 days prior to he date of such computation), less any amounts attributable to Redeemable Stock or Exchangeable Stock, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Subsidiary.

                         "Consolidation" means, with respect to any Person, the
consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

                         "Currency Agreement" means any foreign exchange
contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values to or under which the Company or any Restricted Subsidiary is a party or a beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

                         "Default" means any event which is, or after notice or
passage of time or both would be, an Event of Default.

                         "Depositary" means the Depositary Trust Company, its
nominees, and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

                         "Defaulted Interest" means any interest on any Security
which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

                         "EBITDA" means, for any period, as applied to the
Company, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense and (d) amortization expense, in each case for such period; provided that, if the Company has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to (A) the consolidated net income
(loss) of such Subsidiary (to the extent included in Consolidated Net Income
(Loss)) multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any Wholly Owned Subsidiary of the Company divided by
(2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

                         "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

                         "Exchangeable Stock" means any Capital Stock which by
its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is not Redeemable Stock).

                         "Fair Value" of any property shall means its fair
market value as of a date not more than 90 days prior to the date of the certificate relating thereto, such fair market value to be determined in any case as if such property were free of Liens securing Indebtedness, if any.

                         "Foreign Asset Sale" means an Asset Sale in respect of
the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                         "Foreign Subsidiary" means a Restricted Subsidiary that
is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

                         "Fully Diluted Basis" means after giving effect to the
exercise of any outstanding options, warrants or rights to purchase Voting Shares and the conversion or exchange of any securities convertible into or exchangeable for Voting Shares.

                         "GAAP" means generally accepted accounting principles
in the United States of America as in effect from time to time and, to the extent optional, adopted by the Company on the Issue Date, consistently applied, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                         "Guarantee" means, as applied to any obligation,
contingent or otherwise, of any Person, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and
(ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

                         "Holder" or "Securityholder" means the Person in whose
name a Security is registered on the Registrar's books.

                         "Incur" means, as applied to any obligation, to create,
incur, issue, assume, Guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidate, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided, further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon,
(B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the Holders, such subordination, (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor, or (E) violate, or cause the Indebtedness to violate, the provisions of Sections 3.4, 3.5 or 3.7 and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the proviso to the definition of "Refinancing Indebtedness."

                         "Indebtedness" of any Person means, without
duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase of any Redeemable Stock and, in the case of any Subsidiary, with respect to any Preferred Stock (but excluding in each case any accrued dividends); (vi) all obligations of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all liabilities or other obligations, contingent or otherwise, purchased or assumed or with respect to which such Person shall otherwise become liable or responsible in connection with the purchase, acquisition or assumption of property, services or business operations to the extent reflected on the balance sheet of such Person in accordance with GAAP; (viii) contractual obligations to repurchase goods sold or distributed; (ix) all obligations of such Person in respect of Interest Rate Agreements and Currency Agreements; and (x) all obligations of the type referred to in clauses (i) through (ix) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business. The amount of Indebtedness of any Person on any date shall be, with respect to unconditional obligations, the outstanding balance on such date of all such obligations as described above and, with respect to any contingent obligations (other than pursuant to clause (vii) above, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) on such date, the maximum liability determined by such Person's board of directors or similar governing body, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such obligation.

                         "Interest Payment Date" means the Stated Maturity of an
installment of interest on the Securities.

                         "Interest Rate Agreement" means any interest rate
protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

                         "Investment" means, with respect to any Person, any
direct or indirect advance, loan (other than advances to customers who are not Affiliates in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any other investment in any other Person, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person (whether by merger, consolidation, amalgamation, sale of assets or otherwise). For purposes of the definition of "Unrestricted Subsidiary" and the provisions set forth in Section 3.3, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith and evidenced by a Board Resolution, provided that if such fair market value, as determined by the Board of Directors, exceeds $2,500,000 then the Company shall also receive the written opinion of an independent nationally recognized investment banking firm that such valuation of the Board of Directors is fair from a financial point of view.

                         "Issue Date" means the date on which the Securities are
originally issued under this Indenture.

                         "Lien" means any mortgage, lien, pledge, charge,
hypothecation, assignment, claim, option, priority, preferential arrangement of any kind or nature or other security interest or encumbrance of any kind or nature (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                         "Lindsey Entity" means Paul S. Lindsey, Jr., Kristen L.
Lindsey, any member of their family and any Person of which any of the foregoing Persons are Affiliates, including but not limited to the Paul S. Lindsey, Jr. Revocable Trust dated January 24, 1992 and the Kristin L. Lindsey Revocable Trust dated January 24, 1992.

                         "Line of Business" means the sale and distribution of
propane gas and operations related thereto.

                         "Management Group" means, collectively, those
individuals who beneficially own, directly or indirectly, Voting Shares of the Company or any successor thereto immediately following the consummation of the Offering and the transactions related thereto and are members of management of the Company of any Subsidiaries of the Company (or the estate or any beneficiary of any such individual or any immediate family member of any such individual or any trust established for the benefit of any such individual or immediate family member).

                         "Mortgages" means any Mortgages executed by the Company
from time to time in favor of the Trustee pursuant to Section 3.19, as such Mortgages may be amended, supplemented and/or restated from time to time.

                         "Net Available Cash" means, with respect to any Asset
Sale, the cash or cash equivalent payments received by the Company or a Subsidiary in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) provision for all local, state, federal and foreign taxes expected to be paid (whether or not such taxes are actually paid or payable) as a consequence of such Asset Sale without regard to the Consolidated results of the Company and its Subsidiaries, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale, and
(iv) reasonable amounts reserved by the Company or any Subsidiary of the Company receiving proceeds of such Asset Sale against any liabilities associated with such Asset Sale, including without limitation, indemnification obligations provided that, such amounts shall be applied as described in Section 3.12 no later than the fifth anniversary of such Asset Sale if not previously paid to satisfy such liabilities and provided further that such amounts shall not exceed 10% of the payments received by the Company or a Subsidiary in connection with such Asset Sale.

                         "Obligations" means for any Person all principal,
premium, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such Person.

                         "Offering" means the Offer to Exchange.

                         "Officer" means the Chairman, the President, any Vice
President, the Chief Operating Officer or the Chief Financial Officer, if any, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller of the Company, if any.

                         "Officers' Certificate" means a certificate signed by
two Officers, one of whom must be the President, the Treasurer or a Vice President of the Company. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

                         "Operating Lease Obligations" means any obligation of
the Company and its Restricted Subsidiaries on a Consolidated basis Incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

                         "Opinion of Counsel" means a written opinion from legal
counsel who is acceptable to the Trustee. The counsel, if so acceptable, may be an employee of or counsel to the Company or the Trustee.

                         "Outside Director" means any Person who is a member of
the Board of Directors who is not (i) an employee or Affiliate of the Company, any Subsidiary of the Company, (ii) any Lindsey Entity, or (iii) a Person who has engaged in a transaction with the Company or any Subsidiary or the Company that would be required to be disclosed under Item 13 of Form 10-K if such Person were a director of a registrant under the Securities Exchange Act of 1934, as amended.

                         "Person" means any individual, corporation,
partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                         "Pledge Agreements" means that certain Pledge
Agreement, dated as of the date hereof, by the Company in favor of the Trustee, in the form attached hereto as Exhibit C, as amended, supplemented and/or restated from time to time, and those certain Limited Recourse Pledge Agreements, dated as of the date hereof, by one or more Lindsey Entities in favor of the Trustee, in the form attached hereto as Exhibit D, as amended, supplemented and/or restated from time to time.

                         "Preferred Stock", as applied to the Capital Stock of
any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                         "Principal" means, with respect to the Securities, the
Accreted Value of the Securities.

                         "Public Equity Offering" means an underwritten primary
public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

                         "Public Market" shall be deemed to have occurred if (x)
a Public Equity Offering has been consummated and (y) at least 25% (for purposes of the definition of "Change of Control") or 20% (for purposes of paragraph 5 of the Securities attached hereto) of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                         "Redeemable Stock" means any class or series of Capital
Stock of any Person that (a) by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise is, or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) on or prior to the first anniversary of the Stated Maturity of the Securities, (b) is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities or (c) is convertible into or exchangeable for Capital Stock referred to in clause (a) or clause (b) above or debt securities at any time prior to the first anniversary of the Stated Maturity of the Securities.

                         "Refinancing Indebtedness" means Indebtedness that
refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced, (ii) the Refinancing Indebtedness shall be scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and
(iv) such Refinancing Indebtedness shall have an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced.

                         "Restricted Subsidiary" means any Subsidiary of the
Company that is not designated an Unrestricted Subsidiary by the Board of Directors in accordance with this Indenture.

                         "Sale/Leaseback Transaction" means an arrangement
relating to property now owned or hereafter acquired whereby the Company or a subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                         "SEC" means the Securities and Exchange Commission.

                         "Securities" means all series of the Senior Secured
Notes Due 2003 that are issued under and pursuant to the terms of this Indenture, as amended or supplemented from time to time.

                         "Securities Act" means the Securities Act of 1933, as
amended from time to time.

                         "Security Agreement" means any Security Agreements
executed by the Company from time to time in favor of the Trustee pursuant to
Section 3.19, as such Security Agreements may be amended, supplemented and/or restated from time to time.

                         "Security Documents" means the Security Agreement, the
Pledge Agreements, Mortgages and any other documents and instruments executed in connection with any of the foregoing.

                         "Stated Maturity" means, with respect to any
obligation, the date specified in such obligation as the fixed date on which the principal of (and premium, if any) or interest on such obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such obligation at the option of the holder thereof upon the happening of any contingency).

                         "Subordinated Indebtedness" means any Indebtedness of
the Company which is contractually subordinated or junior in right of payment to the Securities or any other Indebtedness of the Company.

                         "Subordinated Notes" means the Company's 9%
Subordinated Debentures due 2007 and the Company's 9% Accruing Subordinated Debentures due 2007.

                         "Subsidiary" means any direct or indirect Wholly Owned
Subsidiary of the Company or any Wholly Owned Subsidiary of a Wholly Owned Subsidiary of the Company.

                         "Subsidiary Guarantees" means the unconditional
guarantees by the respective Subsidiary Guarantors of the due and punctual payment of principal, premium, if any, and interest on the Securities when and as the same shall become due and payable and in the coin or currency in which the same are payable, whether at Stated Maturity, by declaration of acceleration, call for redemption, purchase or otherwise.

                         "Subsidiary Guarantor" means each of the Persons listed
on Schedule I attached hereto, each Person that becomes a Restricted Subsidiary of the Company after the Issue Date and each other Person that becomes a Subsidiary Guarantor under this Indenture by executing a supplement to this Indenture pursuant to which such Person jointly and severally unconditionally guarantees the Securities on a senior basis.

                         "Tax Liabilities" means approximately $9,947,843 in
income taxes payable incurred in connection with the sale of certain of the Company's assets during the fiscal year ending June 30, 2000.

                         "Tax Liens" means any lien imposed upon Company or any
of its Subsidiaries on account of the Tax Liabilities.

                         "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date first above written.

                         "Trustee" means the party named as such above until a
successor replaces it and thereafter means the successor.

                         "Trust Officer" means any officer of the Trustee
assigned by the Trustee to administer its corporate trust matters or to whom any corporate trust matter is referred because of that officer's knowledge of, or familiarity with, the particular subject.

                         "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

                         "Unrestricted Subsidiary" means (i) any Subsidiary that
at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary

(including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Liens on any property of, the Company or any other Subsidiary that is not a subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted pursuant to Section 3.3. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 3.4 and
(y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the respective Trustee by promptly filing with the respective Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                         "U.S. Government Obligations" means securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the maturity thereof.

                         "Voting Shares" with respect to any corporation, means
the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

                         "Wholly Owned Subsidiary" means a Subsidiary (other
than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.



SECTION 1.2              Other Definitions.
                         -----------------

                         Term                                 Defined in Section
                         ----                                 ------------------

                         "Application Period".........................3.12
                         "Asset Sale Offer"...........................3.12
                         "Asset Sale Offer Amount"....................3.12
                         "Asset Sale Purchase Date"...................3.12
                         "Bankruptcy Law".............................5.1
                         "Change of Control Offer"....................3.8
                         "Change of Control Purchase Date"............3.8
                         "Custodian"................................. 5.1
                         "Event of Default".......................... 5.1
                         "Excess Cash"............................... 3.20
                         "Global Securities"..........................2.1
                         "Legal Holiday".............................11.7
                         "Notice of Default"......................... 5.1
                         "Offer Period"...............................3.12
                         "Paying Agent"...............................2.3
                         "Registrar"..................................2.3
                         "Successor Corporation"......................4.1

SECTION 1.3              Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------

                         Whenever this Indenture refers to a provision of the
TIA, the provision is incorporated by reference in and made a part of this Indenture.

                         The following TIA terms used in this Indenture have the
following meanings:

                         "Commission" means the SEC;

                         "indenture securities" means the Securities;

                         "indenture security holder" means a Holder or Security
Holder;

                         "indenture to be qualified" means this Indenture;

                         "indenture trustee" or "institutional trustee" means
the Trustee; and

                         "obligor" on the indenture securities means the
Company.

                         All other terms used in this Indenture that are defined
by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.


SECTION 1.4              Rules of Construction.
                         ---------------------

                         Unless the context otherwise requires:

                         (a)     a term has the meaning assigned to it;

                         (b)     "generally accepted accounting principles"
means, and any accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with, GAAP;

                         (c)     "or" is not exclusive;
                                  --

                         (d)     words in the singular include the plural, and
in the plural include the singular;

                         (e)     provisions apply to successive events and
transactions;

                         (f)    "including" means including, without limitation;

                         (g)     unsecured debt shall not be deemed to be
subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                         (h)     the principal amount of any non-interest
bearing or other discount security (other than the Securities) at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                         (i)     the principal amount (if any) of any Preferred
Stock shall be the greatest of (i) the stated value, (ii) the redemption price or (iii) the liquidation preference of such Preferred Stock.


                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1              Form and Dating.
                         ---------------

                         The Securities and the Trustee's certificate of
authentication shall be substantially in the form of Exhibit A annexed hereto, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage and shall have endorsed thereon the Subsidiary Guarantee executed by the Subsidiary Guarantors as provided in Article XII. Each Security shall be dated the date of its authentication.

                         The terms and provisions contained in the form of
Security annexed hereto as Exhibit A shall constitute, and are expressly made, a part of this Indenture. To the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                         The Securities shall be issued initially in the form of
one or more permanent global Securities in registered form (the "Global Securities"), deposited with, or on behalf of, the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall bear such legend as may be required or reasonably requested by the Depositary. Each Global Security shall have endorsed thereon the Subsidiary Guarantee executed by the Subsidiary Guarantors.

                         The definitive Securities shall be typed, printed,
lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2              Execution and Authentication.
                         ----------------------------

                         Two Officers shall sign the Securities for the Company
by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and the Subsidiary Guarantee of the Subsidiary Guarantors shall be endorsed thereon.

                         If an Officer whose signature is on a Security no
longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                         A Security shall not be valid until authenticated by
the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                         The Trustee shall authenticate Securities for original
issue up to the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7.

                         The Trustee shall initially act as authenticating agent
and may subsequently appoint another Person acceptable to the Company as authenticating agent to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Provided that the authentication agent has entered into an agreement with the Company concerning the authentication agent's duties, the Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

                         The Securities shall be issued only in registered form
without coupons and only in denominations of $1,000 and integral multiples thereof.

SECTION 2.3              Registrar and Paying Agent.
                         --------------------------

                         The Company shall maintain an office or agency where
Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent and any change in the address of such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.7. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar, co-registrar or transfer agent; provided, however, that the Company shall not act as Paying Agent during such time as an Event of Default shall have occurred and be continuing.

                         The Company initially appoints the Trustee as Registrar
and Paying Agent in connection with the Securities.

SECTION 2.4              Paying Agent To Hold Money in Trust.
                         -----------------------------------

                         On or prior to 12:00 noon (New York City time) on each
due date of the principal and interest on any Security (including any redemption date fixed under the terms of such Security or this

Indenture) the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal and interest in funds available when such becomes due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities, including any Subsidiary Guarantor) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities, including any Subsidiary Guarantor) in making any such payment. If the Company or a Subsidiary or an affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Securityholders. If the Company defaults in its obligation to deposit funds for the payment of principal and interest the Trustee may, during the continuation of such default, require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any Funds disbursed by it. Upon doing so, the Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) shall have no further liability for the money delivered to the Trustee.

SECTION 2.5              Securityholder Lists.
                         --------------------

                         The Trustee shall preserve in as current a form as
reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6              Transfer and Exchange.
                         ---------------------

                         The Securities shall be transferable only upon the
surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met and, if so required by the Trustee, the Company or any Subsidiary Guarantor, if the Security presented is accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Company and each of the Subsidiary Guarantors, duly executed by the regis tered owner or by his or her attorney duly authorized in writing. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities endorsed thereon with the Subsidiary Guarantee of the Subsidiary Guarantors at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange cf the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to
Section 2.10 or 8.5 of this Indenture). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                         Prior to the due presentation for registration of
transfer of any Security, the Company, each of the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                         Notwithstanding any other provisions of this Section
2.6, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                         If the Depositary notifies the Company that it is
unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor Depositary with respect to the Securities. Each Depositary appointed pursuant to this Section 2.6 must, at the time of its appointment and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company signed by two Officers, Securities in definitive registered form with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon in any authorized denominations representing such Securities in exchange for such Global Security or Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible to serve as Depositary and a successor Depositary for the Securities is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or
(ii) an Event of Default has occurred and is continuing.

                         The Company may at any time and in its sole discretion
determine that the Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company signed by two Officers, Securities with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon in exchange for such Global Security or Securities.

                         Upon the exchange of a Global Security for Securities
in definitive registered form without coupons, in authorized denominations, such Global Security shall be canceled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this
Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

                         All Securities issued upon any transfer or exchange
pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.7              Replacement Securities.
                         ----------------------

                         If a mutilated security is surrendered to the Registrar
or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and the Holder furnishes to the Company, each Subsidiary Guarantor and the Trustee evidence to their satisfaction of such loss, destruction or wrongful taking, the Company shall issue and the Trustee shall, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, authenticate a replacement Security with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon if the requirements of Section 8-405 of the Uniform Commercial Code are met and if there is delivered to the Company, each Subsidiary Guarantor and the Trustee such security or indemnity as may be required to save each of them harmless, satisfactory to the Company or the Trustee, as the case may be. The Company, each Subsidiary Guarantor and the Trustee may charge the Holder for their expenses in replacing a Security.

                         Every replacement Security is an additional obligation
of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.8              Outstanding Securities.
                         ----------------------

                         The Securities outstanding at any time are all the
Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                         If a Security is replaced pursuant to Section 2.7, it
ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                         If all the principal and interest on any Securities are
considered paid under Section 3.1, such Securities cease to be outstanding under this Indenture and interest on such Securities shall cease to accrue.

                         If the Paying Agent (other than the Company or a
Subsidiary or an Affiliate of the Company) holds in accordance with this Indenture on a redemption date or maturity date money sufficient to pay all principal and interest due on that date then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue (unless there shall be a default in such payment).

                         If a Security is called for redemption, the Company and
the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

                         Subject to Section 2.9, a Security does not cease to be
outstanding because the Company or an Affiliate thereof holds the Security.

SECTION 2.9              Determination of Holders' Action.
                         --------------------------------

                         In determining whether the Holders of the required
principal amount of Securities have concurred in any direction, amendment, waiver or consent, Securities owned by or pledged to the Company, any Subsidiary Guarantor, any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned or pledged shall be so disregarded.

SECTION 2.10             Temporary Securities.
                         --------------------

                         Until definitive Securities are ready for delivery, the
Company may prepare and the Trustee shall authenticate temporary Securities having endorsed thereon temporary Subsidiary Guarantees executed by the Subsidiary Guarantors. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and having duly endorsed thereon the Subsidiary Guarantees which shall be substantially in the form of definitive Subsidiary Guarantees but which may have variations that the Company believes appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11             Cancellation.
                         ------------

                         The Company at any time may deliver Securities to the
Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy the same or otherwise dispose of canceled Securities as the Company directs by written order signed by two Officers. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12             Defaulted Interest.
                         ------------------

                         Except as may otherwise be set forth herein, if the
Company defaults in a payment of interest on the Securities, it shall pay defaulted interest, plus any interest payable on the defaulted interest to the extent permitted by law, in any lawful manner. It may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date which date shall be at least five Business Days prior to the payment date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.


                                   ARTICLE III

                                    COVENANTS

SECTION 3.1              Payment of Securities.
                         ---------------------

                         The Company shall pay the principal of and interest on
the Securities on the dates and in the manner provided in the Securities. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful. Principal and interest shall be considered paid on the date due (including a redemption date) if the Trustee or the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) has received from or on behalf of the Company on or prior to 12:00 noon (New York City time) on that date money sufficient to pay all principal and interest then due.

SECTION 3.2              Maintenance of Office or Agency.
                         -------------------------------

                         The Company shall maintain in the Borough of Manhattan,
the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities any Subsidiary Guarantee endorsed thereon and this Indenture may be served. The Company and the Subsidiary Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or any Subsidiary Guarantor shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2 of this Indenture.

                         The Company may also from time to time designate one or
more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                         The Company hereby initially designates the office of
State Street Bank and Trust Company, N.A. in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.3.

SECTION 3.3              Limitation on Restricted Payments.
                         ---------------------------------

                         The Company shall not, and shall not permit any
Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or similar payment of any sort in respect of its or their Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its or their Capital Stock (other than dividends or distributions payable solely to the Company or a Restricted Subsidiary), (ii) purchase, redeem, defease or otherwise acquire or retire for value any of its or their Capital Stock or of any direct or indirect parent of the Company or exercise any option to exchange any of its or their Capital Stock that by its terms is exchangeable solely at the option of the Company or a Restricted Subsidiary, as the case may be, (other than into Capital Stock of the Company or a Restricted Subsidiary, as the case may be, which is neither Exchangeable Stock nor Redeemable Stock), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof or scheduled sinking fund payment thereon, any Subordinated Indebtedness (other than the purchase, repurchase, or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any investment in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (each such payment described in clauses (i)-(iv) of this paragraph, a "Restricted Payment").

SECTION 3.4              Limitation on Incurrence of Indebtedness.
                         ----------------------------------------

                         The Company shall not, and shall not permit any
Restricted Subsidiary to, without the prior written consent of the Trustee, directly or indirectly, Incur any Indebtedness, except as follows:

                                 (a)      Indebtedness as set forth on Schedule
3.4(a) hereto or Refinancing Indebtedness thereof;

                                 (b)      In addition to the Indebtedness
permitted in clause (a) of this Section 3.4, secured Indebtedness in an aggregate principal amount not to exceed $5,500,000; provided that not more than an aggregate of $3,000,000 of such Indebtedness may be incurred in any twelve month period; provided further that the aggregate principal amount of Indebtedness outstanding pursuant to clauses (a) and (b) of this Section 3.4 shall not at any time exceed $12,000,000;

                                 (c)      Indebtedness of the Company or any
Subsidiary in connection with the Tax Liabilities;

                                 (d)      Indebtedness in respect of the
Securities in an aggregate principal amount not to exceed $50,880,000 excluding interest accrued in connection therewith;

                                 (e)      Indebtedness in respect of the
Subordinated Notes, provided that the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $12,000,000; and

                                 (f)      Acquisition Indebtedness in an
aggregate principal amount not to exceed $1,000,000 annually; provided that (i) such Acquisition Indebtedness is payable to the seller of the assets or stock acquired by the Company in connection with such Acquisition Indebtedness and
(ii) such Acquisition Indebtedness is secured only by the assets or stock acquired by the Company in connection with such Acquisition Indebtedness; provided further that the aggregate outstanding principal amount of such Acquisition Indebtedness shall not at any time exceed $3,000,000.

SECTION 3.5           Limitation on Payment Restrictions Affecting Subsidiaries.
                      ---------------------------------------------------------

                      The Company shall not, and shall not permit any Subsidiary, to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends to or make any other distributions on its Capital Stock, or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (ii) make any Investments in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; provided, however, that the foregoing shall not apply to:

                      (a) any encumbrance or restriction existing pursuant to this Indenture or any other agreement or instrument as in effect on the Issue Date;

                      (b) any encumbrance or restriction with respect to a Subsidiary pursuant to any agreement relating to any Acquired Indebtedness; provided, however, that such encumbrance or restriction was not Incurred in connection with or in contemplation of such Subsidiary becoming a Subsidiary;

                         (c)     any encumbrance or restriction pursuant to an
agreement effecting a refinancing, renewal, extension or replacement of Indebtedness referred to in clause (a) or (b) above or contained in any amendment or modification with respect to such Indebtedness; provided, however, that the encumbrances and restrictions contained in any such agreement, amendment or modification are no less favorable in any material respect with respect to the matters referred to in clauses (i), (ii) and (iii) above than the encumbrances and restrictions with respect to the Indebtedness being refinanced, renewed, extended, replaced, amended or modified;

                         (d)     in the case of clause (iii) above, customary
non-assignment provisions of any leases governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary;

                         (e)     any restrictions with respect to a Subsidiary
imposed pursuant to an agreement entered into and permitted hereunder for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; or

                         (f)     any encumbrance or restriction existing by
reason of applicable law.

                         Nothing contained in this Section 3.5 shall prohibit
the sale of assets that secure Indebtedness of the Company or its Subsidiaries.

SECTION 3.6              Limitation on Sale/Leaseback Transactions.
                         -----------------------------------------

                         The Company shall not, and shall not permit any
Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities pursuant to Section 3.7 or (ii) the net proceeds of such sale are at least equal to the Fair Value (as determined by the Board of Directors) of such property and the Company or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale, within 30 days of the effective date of any such arrangement, to make an offer to purchase the Securities at not less than 100% of their Accreted Value, plus accrued interest (if any) pursuant to and subject to the conditions of Sections 3.12(c) and (d), provided, however, that the company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction as long as the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets as determined based on the Consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.

SECTION 3.7              Limitation on Liens.
                         -------------------

                         Except as provided for under Article X, the Company
shall not, and shall not, permit, any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its or their properties (including, without limitation, Capital Stock), whether owned on the Issue Date or thereafter acquired, other than the following Liens (the "Permitted Liens"):

                         (a) pledges or deposits made by such Person under
workers' compensation unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or 1eases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash of United States Government bonds to secure surety, appeal or performance bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                         (b) Liens imposed by law such as carriers',
warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review;

                         (c) Liens for property taxes not yet subject to
penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                         (d) minor survey exceptions, minor encumbrances,
easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                         (e) Liens securing Indebtedness Incurred pursuant to
Section 3.4(a) and (b);

                         (f) Liens upon any asset of the Company or any
Restricted Subsidiary existing on the Issue Date including, but not limited to, Liens existing on the Issue Date or thereafter pursuant to the Security Documents;

                         (g) Liens on property (excluding Capital Stock) of a
Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                         (h) Liens on property at the time the Company or a
Subsidiary acquires the property in accordance with Section 3.4(f), including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                         (i) Liens securing Indebtedness or other obligations of
a Subsidiary owing to the Company or a Wholly Owned Subsidiary;

                         (j) Liens incurred by a Person other than the Company
or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; provided, however, that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except by virtue of clause (x) of the definition of "Indebtedness") and may not extend to any other property owned by the Company or any Restricted Subsidiary;

                         (k)     Liens to secure any refinancing, refunding,
extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (e), (f),
(g), and (h); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such indebtedness); and

                         (l)       Liens imposed on account of the Tax
Liabilities.

SECTION 3.8              Change of Control.
                         -----------------

                         In the event of a Change of Control, the Company shall
make an offer to purchase (the "Change of Control Offer") the Securities then outstanding at a purchase price equal to one hundred percent (100%) of the Accreted Value thereof plus accrued interest to the Change of Control Purchase Date (as defined below) on the terms set forth in this Section. The date on which the Company shall purchase the Securities pursuant to this Section (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to offer to purchase the Securities.

                         Notice of a Change of Control Offer shall be mailed by
the Company to the Holders of the Securities at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change in Control has occurred. The Change of Control offer shall remain open from the time of mailing until five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender (in whole or in part) the Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                         (a)     that the Change of Control Offer is being made
pursuant to this Section;

                         (b)     the purchase price and the Change of Control
Purchase Date;

                         (c)     that any Security not surrendered or accepted
for payment will continue to accrue interest;

                         (d)     that any security accepted for payment pursuant
to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date if payment is made;

                         (e)     that any Holder electing to have a Security
purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Security pursuant to book-entry procedures and the related rules of the applicable depositories) at least five Business Days before the Change of Control Purchase Date; and

                         (f)     that any Holder will be entitled to withdraw
his or her election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                         On the Change of Control Purchase Date, the Company
shall (i) accept for payment the Securities, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued interest of all the Securities or portions thereof, so accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate stating that such Securities have been accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                         The Company shall comply, to the extent applicable,
with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.9              Compliance Certificate.
                         ----------------------

                         The Company shall, within 120 days after the close of
each fiscal year following the issuance of the Securities, file with the Trustee an Officers' Certificate, with one of the Officers executing the same being the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of the Securities to the end of the fiscal year in which the Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of each such executing officer, the Company and each Subsidiary Guarantor has complied with and performed and fulfilled all conditions and covenants on its part contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions contained in this Indenture, and, if any such signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition, covenant, term or provision specifying each such default and the nature thereof. For the purpose of this Section 3.9, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 3.10             SEC Reports and Financial Reporting.
                         -----------------------------------

                         The Company shall, to the extent required by
TIA ss.314(a), file with the Trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall, for so long as the Securities remain outstanding, file with the Trustee and the SEC and mail to each Securityholder at such Securityholder's registered address, within 15 days after the Company would have been required to file such documents with the SEC, copies of the annual reports and of the information, documents and other reports which the Company would have been required to file with the SEC if the Company had continued to be subject to such Sections 13 or 15(d). The Company also shall comply with the other provisions of TIA ss. 314(a). As of the date hereof, the Company's and its Subsidiaries' Consolidated financial condition is set forth on Schedule 3.10 hereto, which contains an audited summary of the Company's annual Consolidated financial condition (including a balance sheet and statements of profit and loss and cash flows) for the fiscal year ending June 30, 2000.

SECTION 3.11             Transactions with Affiliates.
                         ----------------------------

                         The Company shall not, and shall not permit any
Restricted Subsidiary to, directly or indirectly, enter into, permit to exist, renew or extend any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or property or the rendering of any services) with any Affiliate of the Company or any Lindsey Entity unless (i) the terms of such transaction or series of transactions are
(A) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third party and, in the case of a transaction or series of transactions involving payments or consideration in excess of $100,000 approved by a majority of the Outside Directors, and (B) set forth in writing if such transaction or series of transactions involves aggregate payments or consideration in excess of $250,000, and (ii) with respect to a transaction or series of transactions involving aggregate payments or consideration in excess of $1,000,000, such transaction or series of transactions has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing provisions do not prohibit (i) the payment of reasonable fees to directors of the Company and its Subsidiaries or (ii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries otherwise permitted by the terms of this Indenture. Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this Section 3.11.

SECTION 3.12             Sales of Assets.
                         ---------------

                         (a) Except in the ordinary course of Company's business
and to replace obsolete equipment, and as set forth on Schedule 3.12, the Company shall not, and shall not permit, any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale, (ii) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of Additional Assets or cash or cash equivalents which cash equivalents are promptly converted into cash by the Person receiving such payment and (iii) an amount equal to 100% of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein. The Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

                         (b) Within sixty (60) days (such 60 days being the
"Application Period") following the consummation of an Asset Sale, excluding Asset Sales in the ordinary course of Company's business, to replace obsolete equipment and as set forth on Schedule 3.12, the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows:
(i) first, to reduce or eliminate the balance of the Tax Liabilities; and (ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), to make an offer to purchase the Securities at not less than 100% of their Accreted Value, plus accrued interest (if any) pursuant to and subject to the conditions of Section 3.12(c); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                         As soon as practicable, but in any event within ten
(10) days after the last day of each month, the Company shall furnish to the Trustee (with sufficient copies for each Holder) an Asset Sale Certificate in the form of Exhibit E signed by the President or Executive Vice President of the Company.

                         To the extent that any or all of the Net Available Cash
of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section as if such Asset Sale had occurred on the date of such repatriation.

                         To the extent that the Board of Directors determines,
in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Available Cash so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

                         Notwithstanding the foregoing, this Section shall not
apply to, or prevent any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such asset, property or Capital Stock, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the twelve month period preceding the date of such sale, does not exceed 5% of Consolidated Net Tangible Assets as determined as of the end of the most recent fiscal quarter, and no violation of this Section shall be deemed to have occurred as a consequence thereof.

                         In the event of the transfer of substantially all (but
not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Article IV, the Successor Corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 3.12, and shall comply with this Section 3.12 with respect to such deemed sale as if it were an Asset Sale.

                         (c)     Subject to the last sentence of this paragraph,
in the event of an Asset Sale that requires the purchase of Securities pursuant to clause (ii) of the first paragraph of Section 3.12(b), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Asset Sale Offer") at a purchase price of not less than 100% of their Accreted Value plus accrued interest to the Asset Sale Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 3.12(d).

                         (d)     (1)      Promptly, and in any event prior to
the 60th day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days, nor more than 60 days, after the date of such notice (the "Asset Sale Purchase Date") and shall contain the information required in a notice for a Change of Control Offer, to the extent applicable.

                                 (2)      Not later than the date upon which
written notice of an Asset Sale Offer is delivered to the Trustee as provided in
Section 3.12(d)(1), the Company shall deliver to the Trustee an Officers' Certificate as to the amount of the Asset Sale Offer (the "Asset Sale Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with Section 3.12(a). On such date, the Company shall also deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) funds in an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Asset Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Asset Sale Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                                 (3)      Holders electing to have a Security
purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Company or the Paying Agent, as specified in, and at the address specified in, the notice at least ten Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Paying Agent receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                                 (4)      At the time the Company delivers
Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                         (e)     The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.13             Corporate Existence.
                         -------------------

                         Except as permitted under Article IV, the Company shall
do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries necessary or appropriate to carry out their businesses; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole; and provided, further, that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Subsidiary to the extent otherwise permitted under this Indenture.

SECTION 3.14             Payment of Taxes and Other Claims.
                         ---------------------------------

                         Except as set forth on Schedule 3.14, the Company shall
pay or discharge, or cause to be paid or discharged, before any material penalty accrues thereon all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if the same shall be required in accordance with GAAP, have been made.

SECTION 3.15             Notice of Defaults and Other Events.
                         -----------------------------------

                         Except for Indebtedness evidenced by the Tax
Liabilities and the event of default existing on the Issue Date relating to Indebtedness evidenced by the Subordinated Notes, in the event that any Indebtedness of the Company or any Subsidiary having an outstanding principal amount of $5,000,000 or more individually or $10,000,000 or more in the aggregate has been or could be declared due and payable before its maturity because of the occurrence of any event of default under such Indebtedness (including any Default or Event of Default under this Indenture), the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

SECTION 3.16             Maintenance of Properties and Insurance.
                         ---------------------------------------

                         The Company shall cause all properties used or useful
in the conduct of its business or the business of each Restricted Subsidiary and material to the Company and the Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment; provided, however, that nothing in this Section
3.16 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of an officer (or other employee of the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, appropriate.

                         The Company shall provide or cause to be provided, for
itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, product liability insurance and public liability insurance with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, of such kinds, and in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate under the circumstances.

SECTION 3.17 Limitation on Issuance of Capital Stock and Incurrence of Indebtedness of Restricted Subsidiaries.
                         ------------------------------------------------------

                         The Company shall not permit any Restricted Subsidiary,
directly or indirectly, to issue or sell, and shall not permit any Person other than the Company or a Wholly Owned Subsidiary to own (except to the extent that any such Person may own on the Issue Date), any shares of such Restricted Subsidiary's Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) except, to the extent otherwise permitted by this Indenture, (i) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, or (ii) if, immediately after giving effect to such issuance and sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of this Indenture. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Incur Indebtedness other than pursuant to Section 3.4.

SECTION 3.18             Limitation on Changes in the Nature of the Business.
                         ---------------------------------------------------

                         The Company and its Subsidiaries shall not engage in
any line of business other than the Line of Business for any period of time in excess of 270 consecutive days for any such unrelated line of business.

SECTION 3.19             Additional Collateral.
                         ---------------------

                         Promptly upon the Trustee's request at the direction of
a majority of the Holders from time to time, the Company shall, and shall cause each Restricted Subsidiary to, grant to the Trustee, for the ratable benefit of the Holders, in addition to any security interests previously granted to the Trustee, for the ratable benefit of the Holders, a continuing security interest in and Lien upon all of the Company's and each Restricted Subsidiary's right, title and interest in and to any and all assets of the Company and each Restricted Subsidiary, including any real and personal property, designated by the Trustee. The Company shall, and shall cause each Restricted Subsidiary to, use its best efforts to assist the Trustee and the Holders in obtaining and perfecting such security interests and Liens, including, by (a) executing and delivering one or more Security Agreements and Mortgages and all such other documents and instruments, including furnishing Opinions of Counsel (other than as to the priority of such security interests and Liens), requested by the

Trustee in connection therewith and (b) obtaining any third-party consents that may be necessary or required in connection therewith. All expenses incurred by the Company, the Restricted Subsidiaries, the Trustee and the Holders (including reasonable legal fees and expenses of the foregoing) in connection with the granting, documentation and perfection of the security interests pursuant to this Section 3.19 shall be borne by the Company in an amount not to exceed $75,000 in the aggregate.

SECTION 3.20             Sales of Capital Stock.
                         ----------------------

                         The Company shall be permitted to sell Capital Stock to
any Person provided that at least eighty percent (80%) of the proceeds therefrom are used to redeem the Securities in accordance with Article IX. Notwithstanding the foregoing, to the extent that any such sale of Capital Stock constitutes a Change of Control, the provisions of Section 3.8 shall govern the Company's obligations with respect to such Change of Control.


                                   ARTICLE IV

                         CONSOLIDATION, MERGER AND SALE

SECTION 4.1              Merger and Consolidation of Company.
                         -----------------------------------

                         The Company shall not, in a single transaction or
through a series of related transactions, consolidate with or merge with or into any other corporation or sell, assign, convey, transfer or lease or otherwise dispose of a majority of its properties and assets to any Person or group of affiliated Persons unless:

                         (a) either the Company shall be the continuing Person,
or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation"), shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

                         (b) immediately before and immediately after giving
effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

                         (c) the Company shall have delivered, or caused to be
delivered, to the Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

                         (d) immediately after giving effect to such transaction
on a pro forma basis and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction, the Consolidated Coverage Ratio of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) is at least 1:1; provided that, if the Consolidated Coverage Ratio before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Consolidated Coverage Ratio of the Company or the Successor Corporation, as the case may be, shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Consolidated Coverage Ratio of the Company prior to such transaction and
(2) the ratio set forth in column (C) below:

 (A)                    (B)                                  (C)
 ---                    ---                                  ---
1.11:1 to 1.99:1        90%                                 1.50:1
2.00:1 to 2.99:1        80%                                 2.10:1
3.00:1 to 3.99:1        70%                                 2.40:1
4.00:1 or more          60%                                 2.50:1
and

                         (e) immediately after giving effect to such transaction
on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction), the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth immediately prior to such transaction.

                         Notwithstanding the foregoing paragraphs (b) and (d),
any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as the requirements of paragraphs (a) and (c) are satisfied in connection therewith.

SECTION 4.2              Successor Substituted.
                         ---------------------

                         Upon any such consolidation or merger, or any
conveyance, transfer, or disposition of a majority of the properties or assets of the Company in accordance with Section 4.1, but not in the case of a lease, the Successor Corporation shall succeed to and be substituted for the Company under this Indenture and the Securities, and the Company shall thereupon be released from all obligations hereunder and under the Securities and the Company, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, all or any of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Corporation instead of the Company and subject to all the terms, conditions and limitations prescribed in this Indenture, the Trustee shall authenticate and shall deliver any Securities which the Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution hereof. In the case of any consolidation, merger or transfer described above, such changes in form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

SECTION 5.1              Events of Default.
                         -----------------

                         An "Event of Default" means any of the following events
occurring subsequent to the date hereof and unless otherwise permitted hereunder:

                         (a) default in the payment of interest on any Security
when the same becomes due and payable, and such default continues for a period of 30 days;

                         (b) default in the payment of the principal of any
Security when the same becomes due and payable at maturity or otherwise or a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                         (c) default in performance of any other covenants or
agreements in the Securities, this Indenture or the Security Documents and the default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or the Collateral Agent or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities then outstanding hereunder;

                         (d) except for any default existing on the Issue Date
relating to the Subordinated Notes and any instruments pertaining to the Tax Liabilities, there shall have occurred either (a) a default by the Company or any Subsidiary under any instrument under which there is or may be secured or evidenced any Indebtedness of the Company or any Subsidiary of the Company (other than the Securities) having an outstanding principal amount of $2,000,000 (or its foreign currency equivalent) or more individually or $5,000,000 (or its foreign currency equivalent) or more in the aggregate that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or (b) a default by the Company or any Subsidiary in the payment when due of any portion of the principal under any such instrument, and such unpaid portion exceeds $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate and is not paid, or such default is not cured or waived, within any grace period applicable thereto;

                         (e) except on account of the Tax Liabilities, any final
judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any Subsidiary in an amount in excess of $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $2,000,000 (or its foreign currency equivalent) individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $5,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                         (f)     the Company or any  Subsidiary pursuant to or
within the meaning of any Bankruptcy Law:

                                 (i)      commences a voluntary case,

                                 (ii)     consents to the entry of an order for
relief against it in an involuntary case,

                                 (iii)    consents to the appointment of a
Custodian of it or for all or substantially all of its property, or

                                 (iv)     makes a general assignment for the
benefit of its creditors,

or takes any comparable action under any foreign laws relating to insolvency;

                         (g)     a court of competent jurisdiction enters an
order or decree under any Bankruptcy Law that:

                                 (i)      is for relief against the Company or
any  Subsidiary in an involuntary case,

                                 (ii)     appoints a Custodian of the Company or
any  Subsidiary or for all or substantially all of its property, or

                                 (iii)    orders the winding up or liquidation
of the Company or any Subsidiary,

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days;


                         (h)     except as permitted by this Indenture, the
Trustee fails to have a perfected security interest in the Collateral;

                         (i)        except as permitted by the terms hereof and
the Securities, the cessation of effectiveness of any Subsidiary Guarantee as against any Subsidiary Guarantor, or the finding by any judicial proceeding that any such Subsidiary Guarantee is, as to any Subsidiary Guarantor, unenforceable or invalid, or the written denial or disaffirmation by any Subsidiary Guarantor of its obligations under its Subsidiary Guarantee; and

                         (j)        except as permitted by the terms hereof and
the Securities, the cessation of effectiveness of any material Security Document, or the finding by any judicial proceeding that any material Security Document is unenforceable or invalid, or the written denial or disaffirmation by the Company or a Lindsey Entity, as applicable, of its obligations under the Security Documents.

                         The term "Bankruptcy Law" means Title 11 of the U.S.
Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                         Any notice of Default given by the Trustee or
Securityholders under this Section must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                         The Company shall deliver to the Trustee, within 30
days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c), (d), (e), (g), (h), (i) or (j) hereof.

                         Subject to the provisions of Section 6.1 and 6.2, the
Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee as specified in
Section 11.2 by the Company, the Paying Agent, the Collateral Agent, any Holder or an agent of any Holder.

                         Notwithstanding anything above to the contrary, nothing
contained in the Offer to Exchange shall be construed so as to create any other Event of Default other than those as set forth herein, nor impact the determination as to whether an Event of Default has occurred.

SECTION 5.2              Acceleration.
                         ------------

                         If an Event of Default (other than an Event of Default
specified in clause (f) and (g) of Section 5.1 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal amount at maturity and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 5.1 with respect to the Company occurs, the principal amount at maturity of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.3              Other Remedies.
                         --------------

                         If an Event of Default occurs and is continuing, the
Trustee may pursue any available remedy to collect the payment of principal amount at maturity and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                         The Trustee may maintain a proceeding even if it does
not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.4              Waiver of Defaults.
                         ------------------

                         The Holders of a majority in principal amount of the
Securities by notice to the Trustee may waive any Default or Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on any Security or (b) a Default or Event of Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.5              Control by Majority.
                         -------------------

                         The Holders of a majority in principal amount of the
Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all risk, losses and expenses caused by taking or not taking such action. Subject to Section 6.1, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Securityholders pursuant to this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction.

SECTION 5.6              Limitation on Suits.
                         -------------------

                         A Securityholder may pursue a remedy with respect to
this Indenture or the Securities only if:

                         (a) the Holder gives to the Trustee written notice of a
continuing Event of Default;

                         (b) the Holders of at least 25% in principal amount of
the Securities make a written request to the Trustee to pursue the remedy;

                         (c) such Holder or Holders offer to the Trustee
security reasonably satisfactory to it or indemnity against any loss, liability or expense;

                         (d) the Trustee does not comply with the request within
60 days after receipt of the request and the offer of security or indemnity; and

                         (e) the Holders of a majority in principal amount of
the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                         A Securityholder may not use this Indenture to
prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 5.7              Rights of Holders To Receive Payment.
                         ------------------------------------

                         Notwithstanding any other provision of this Indenture,
the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.8              Collection Suit by Trustee.
                         --------------------------

                         If an Event of Default specified in Section 5.1(a) or
(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

SECTION 5.9              Trustee May File Proofs of Claim.
                         --------------------------------

                         The Trustee may file such proofs of claim and other
papers or documents and take such other actions including participating as a member or otherwise in any committees of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the amounts provided in Section 6.7) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7. To the extent that the payment of any such amount due to the Trustee under Section 6.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 5.10             Priorities.
                         ----------

                         If the Trustee collects any money pursuant to this
Article, it shall pay out the money in the following order:

                        First: to the Trustee for amounts due under Section 6.7;

                         Second: to Securityholders for amounts due and unpaid
on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                         Third: to the Company.

                         The Trustee may fix a record date and payment date for
any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall give written notice to each Securityholder and the Trustee of the record date, the payment date and amount to be paid.

SECTION 5.11             Undertaking for Costs.
                         ---------------------

                         In any suit for the enforcement of any right or remedy
under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 5.12             Waiver of Stay or Extension Laws.
                         --------------------------------

                         The Company and each Subsidiary Guarantor (to the
extent that each of them may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that each of them may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                     TRUSTEE

SECTION 6.1              Duties of Trustee.
                         -----------------

                         (a) If an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Securities and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                         (b) Except during the continuance of an Event of
Default:

                             (i) The Trustee need perform only those duties that
are specifically set forth in this Indenture, the Securities and the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture, the Securities or the Security Documents against the Trustee.

                             (ii) In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities or the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities or the Security Documents, as the case may be.

                         (c) The Trustee may not be relieved from liability for
its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                             (i) This paragraph does not limit the effect of
paragraph (b) of this Section.

                             (ii) The Trustee shall not be liable for any error
of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                             (iii) The Trustee shall not be liable with respect
to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.4 or 5.5.

                             (iv) No provision of this Indenture, the Securities
or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, hereunder or thereunder, unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

                         (d) Every provision of this Indenture, the Securities
or the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                         (e) The Trustee, in its capacity as Trustee and
Registrar and Paying Agent, shall not be liable to the Company, the Securityholders or any other Person for interest on any money received by it, including, but not limited to, money with respect to principal of or interest on the Securities, except as the Trustee may agree with the Company.

                         (f) Money held in trust by the Trustee need not be
segregated from other funds except to the extent required by law.

SECTION 6.2              Rights of Trustee.
                         -----------------

                         (a) The Trustee may rely on any document reasonably
believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                         (b) Before the Trustee acts or refrains from acting, it
may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

                         (c) The Trustee may act through agents and shall not be
responsible for the misconduct or negligence of any agent appointed with due care.

                         (d) The Trustee shall not be liable for any action it
takes or omits to take in good faith which it believes to be authorized or within its rights or powers except for the Trustee's conduct that constitutes wilful misconduct, negligence or bad faith.

                         (e) The Trustee may consult with counsel, and the
advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice of such counsel.

                         (f) The Trustee shall not be obligated to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or any other paper or document.

SECTION 6.3              Individual Rights of Trustee.
                         ----------------------------

                         The Trustee in its individual or any other capacity may
become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

SECTION 6.4              Trustee's Disclaimer.
                         --------------------

                         The Trustee makes no representation as to the validity
or adequacy of this Indenture, the Security Documents, the Subsidiary Guarantees or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by the Paying Agent (other than the Trustee) and it shall not be responsible for any statement in the Securities other than the Trustee's authentication thereof.

SECTION 6.5              Notice of Defaults.
                         ------------------

                         If a Default or an Event of Default occurs and is
continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days of notification of such occurrence. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as its board of directors, its executive committee or a trust committee of its directors and/or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 6.6              Reports by Trustee to Holders.
                         -----------------------------

                         Within 60 days after each reporting date stated in
Section 11.10, the Trustee shall mail to Securityholders a brief report dated as of each such reporting date that complies with TIA ss. 313(a) if required by that Section. The Trustee also shall comply with TIA ss. 313(b).

                         A copy of each report at the time of its mailing to
Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 6.7              Compensation and Indemnity.
                         --------------------------

                         The Company shall pay to the Trustee from time to time
reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

                         The Company shall indemnify the Trustee for, and hold
it harmless against, any loss, liability and expenses including reasonable attorneys, fees, disbursements and expenses, incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Security Documents including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and thereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; provided however, that the consent of the Company shall not be required if the Company has instituted proceedings to be adjudicated a bankrupt or insolvent, or is otherwise subject to proceedings under any Bankruptcy Law, or has consented to the appointment of a Custodian for the Company or of any substantial part of its property, or has made an assignment for the benefit of creditors, or has admitted in writing its inability to pay its debts generally as they become due, or has taken corporate action in furtherance of any such action.

                         The Company need not reimburse any expense or indemnify
against any loss or liability incurred by the Trustee through negligence or bad faith.

                         To secure the Company's payment obligations in this
Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

                         When the Trustee incurs expenses or renders services
after an Event of Default specified in Section 5.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                         The Company's obligations under this Section 6.7 and
any Lien arising hereunder shall survive the resignation or removal of the Trustee, the satisfaction and discharge of the Company's obligations pursuant to
Article VII of this Indenture or the termination of this Indenture or the Security Documents.

SECTION 6.8              Replacement of Trustee.
                         ----------------------

                         The resignation or removal of the Trustee and
appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                         The Trustee may resign at any time by so notifying the
Company. The Holders of a majority in principal amount of the Securities may, by written notice to the Trustee, remove the Trustee by so notifying the Trustee and the Company. The Company, by notice to the Trustee, shall remove the Trustee if:

                         (a) the Trustee fails to comply with Section 6.10;

                         (b) the Trustee is adjudged a bankrupt or an insolvent;

                         (c) a receiver or public officer takes charge of the
Trustee or its property; or

                         (d) the Trustee becomes incapable of acting.

                         If the Trustee resigns or is removed or if a vacancy
exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                         If a successor Trustee does not take office within 60
days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                         If the Trustee fails to comply with Section 6.10, any
Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                         A successor Trustee shall deliver a written acceptance
of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, the Securities and the Security Documents. The successor Trustee shall mail a notice of itssuccession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.7.

SECTION 6.9              Successor Trustee by Merger, etc.
                         --------------------------------

                         If the Trustee consolidates, merges or converts into,
or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10             Eligibility; Disqualification.
                         -----------------------------

                         This Indenture shall always have a Trustee who
satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second-to-last paragraph of TIA ss. 310(b).

SECTION 6.11             Preferential Collection of Claims Against Company.
                         -------------------------------------------------

                         The Trustee shall comply with TIA ss. 311(a), except
with respect to any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed is subject to TIA ss. 311(a) to the extent indicated.

SECTION 6.12             Paying Agents.
                         -------------

                         The Company shall cause each Paying Agent other than
the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 6.12:

                         (a) that it will hold all sums held by it as agent for
the payment of principal of, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities;

                         (b) that it will at any time during the continuance of
any Event of Default specified in Section 5.1, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it;

                         (c) that it will give the Trustee written notice within
one (1) Business Day of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, or interest on, the Securities when the same shall be due and payable; and

                         (d) that it will comply with the provisions of the TIA
applicable to it.


                                   ARTICLE VII

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.1              Discharge of Liability on Securities; Defeasance.
                         ------------------------------------------------

                         If (i) the Company delivers to the Trustee all
outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or a Subsidiary Guarantor irrevocably deposits with the Trustee as trust funds solely for the benefit of the Holders for that purpose funds sufficient to pay at maturity the principal of and all accrued interest on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company or a Subsidiary Guarantor pays all other sums payable hereunder by the Company, then, subject to Sections 7.2 and 7.7, this Indenture shall cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

SECTION 7.2              Termination of Company's Obligations.
                         ------------------------------------

                         Except as otherwise provided in this Section 7.2, the
Company may terminate its obligations under the Securities and this Indenture if:

                         (i) the Securities mature within one year or all of
them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities.

                         With respect to the foregoing, the Company's
obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.1, 3.2, 6.7, 6.8,
7.5, 7.6 and 7.7 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 6.8, 7.6 and 7.7 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 7.3              Defeasance and Discharge of Indenture.
                         -------------------------------------

                         The Company will be deemed to have paid and will be
discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (i) of this
Section 7.3, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, defaced, destroyed, lost or stolen Securities pursuant to Section 2.7, (c) rights of Holders to receive payments of principal thereof and interest thereon,
(d) the Company's obligations under Sections 3.2 and 6.7, (e) the rights, obligations and immunities of the Trustee hereunder and (f) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                                 (i) with reference to this Section 7.3, the
Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirement of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to,
(A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                                 (ii) such deposit will not result in or
constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                                 (iii) no Default shall have occurred and be
continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                                 (iv) the Company shall have delivered to the
Trustee (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gains or loss for federal income tax purposes as a result of the Company's exercise of its option, under this Section 7.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who must not be an employee of the Company) to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (B) an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either
(x) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and
(II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                                 (v) the Company has delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3 have been complied with.

                         Notwithstanding the foregoing, prior to the end of the
123-day period referred to in clause (iv)(B)(2) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 7.3, the Company's obligations in Sections 2.2, 2.3, 2.4. 2.5, 2.6, 2.7, 2.12, 3.1, 3.2, 6.7, 6.8, 7.6 and 7.7
shall survive until the securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 7.6, and 7.7 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (iv)(A) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under
Section 3.1, then the Company's obligations under such Section 3.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3.

                         After any such irrevocable deposit, the Trustee upon
request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 7.4              Defeasance of Certain Obligations.
                         ---------------------------------

                         The Company may omit to comply with any term, provision
or condition set forth in clauses (d) and (e) of Section 4.1 and Sections 3.3 through 3.19, and clause (c) of Section 5.1 with respect to clauses (d) and (e) of Section 4.1 and Sections 3.3 through 3.19, and clauses (d) and (e) of Section
5.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                                 (i) with reference to this Section 7.4, the
Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to,
(A) money in an amount, (B) U.S. Government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                                 (ii) such deposit will not result in or
constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                                 (iii) no Default shall have occurred and be
continuing on the date of such deposit;

                                 (iv) the Company has delivered to the Trustee
an Opinion of Counsel who is not employed by the Company to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under wither such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                                 (v) the Company has delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.4 have been complied with.

SECTION 7.5              Application of Trust Money.
                         --------------------------

                         Subject to Section 7.7 of this Indenture, the Trustee
or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest such money or U.S. Government Obligations except as it may agree with the Company.

SECTION 7.6              Repayment to Company.
                         --------------------

                         Subject to Sections 6.7, 7.2, 7.3 and 7.4 of this
Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Company shall, if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such payment; and provided, further, that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address as set forth in the Security Register notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 7.7              Reinstatement.
                         -------------

                         If the Trustee or Paying Agent is unable to apply any
money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                            AMENDMENT AND SUPPLEMENTS


SECTION 8.1              Without Consent of Holders.
                         --------------------------

                         The Company, the Subsidiary Guarantors and the Trustee
may amend or supplement this Indenture, the Security Documents or the Securities without notice to or the consent of any Securityholder:

                         (a) to cure any ambiguity, omission, defect or
inconsistency;

                         (b) to comply with Article IV;

                         (c) to provide for uncertificated Securities in
addition to certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code;

                         (d) to add additional guarantees with respect to the
Securities or to secure the Securities;

                         (e) to add to the covenants of the Company for the
benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                         (f) to comply with the requirements of the SEC in
connection with qualification of the Indenture under the TIA;

                         (g) to make any change that does not adversely affect
the rights of any Securityholder; or

                         (h) to provide for certain amendments to the Security
Documents expressly called for therein and to add Collateral thereto.

                         After an amendment or supplement under this Section
becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.2              With Consent of Holders.
                         -----------------------

                         The Company, the Subsidiary Guarantors and the Trustee
may amend or supplement this Indenture, the Security Documents or the Securities with the written consent of the Holders of a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment or supplement under this Section may not:

                         (a) reduce the amount of Securities the Holders of
which must consent to an amendment or supplement;

                         (b) reduce the rate of or change the time for payment
of interest on any Security;

                         (c) reduce the principal of or change the Stated
Maturity of any Security;

                         (d) reduce the premium payable upon the redemption of
any Security or change the time at which any Security may or shall be redeemed in accordance with Article IX;

                         (e) make any Security payable in currency or
consideration other than that stated in the Security;

                         (f) make any change in Section 5.4, 5.7 or 8.2 (second
sentence);

                         (g) directly or indirectly release Liens on all or
substantially all of the Collateral; or

                         (h) modify or affect in any manner adverse to the
Holders the terms and conditions of the obligation of any Guarantor for the due and punctual payment of the principal of, premium, if any, or interest on the Securities.

                         It shall not be necessary for the consent of the
Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                         After an amendment or supplement under this Section
becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impart or affect the validity of an amendment or supplement under this Section.

SECTION 8.3              Compliance with Trust Indenture Act.
                         -----------------------------------

                         Every amendment or supplement to this Indenture or the
Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4              Revocation and Effect of Consents.
                         ---------------------------------

                         Until an amendment or supplement under this Article or
a waiver under Article V becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date that the amendment, supplement or waiver becomes effective.

                         After an amendment or supplement becomes effective, it
shall bind every Securityholder.

SECTION 8.5              Notation on or Exchange of Securities.
                         -------------------------------------

                         If an amendment changes the terms of a Security, the
Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 8.6              Trustee to Sign Amendments.
                         --------------------------

                         The Trustee shall sign any supplemental indenture which
sets forth an amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 8.7              Fixing of Record Dates.
                         ----------------------

                         The Company may, but shall not be obligated to, fix a
record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Except as provided herein, such record date shall be the later of (a) 30 days prior to the first solicitation of such consent and (b) vote or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. If a record date is fixed, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of outstanding Securities prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of not further effect.


                                   ARTICLE IX

                                   REDEMPTION

SECTION 9.1              Notices to Trustee.
                         ------------------

                         If the Company elects to redeem Securities pursuant to
paragraph 5 of the Securities it shall notify the Trustee in writing of the redemption date and the principal amount (not including any premium in respect thereof) of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.


                         The Company shall give the notices provided for in this
Section at least 40 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 9.2              Selection of Securities To be Redeemed.
                         --------------------------------------

                         If fewer than all the Securities are to be redeemed,
the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its sole discretion, fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection not more than 75 days before the redemption date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 in original principal amount at maturity. Securities and portions of them selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 9.3              Notice of Redemption.
                         --------------------

                         At least 30 days but not more than 60 days before a
redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3.

                         The notice shall identify the Securities to be redeemed
and shall state:

                         (a) the redemption date;

                         (b) the redemption price;

                         (c) the name and address of the Paying Agent;

                         (d) that Securities called for redemption must be
surrendered to the Paying Agent to collect the redemption price;

                         (e) if fewer than all the outstanding Securities are to
be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                         (f) that, unless the Company defaults in making the
redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                         (g) that no representation is made as to the
correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                         At the Company's written request, made at least 45 days
before a redemption date, unless a shorter period shall be satisfactory to the Trustee, the Trustee shall give the notice of redemption provided for in this
Section in the Company's name and at the Company's expense.

SECTION 9.4              Effect of Notice of Redemption.
                         ------------------------------

                         Once notice of redemption is mailed, Securities called
for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date.

SECTION 9.5              Deposit of Redemption Price.
                         ---------------------------

                         Prior to the redemption date, the Company shall deposit
with the Paying agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 9.6              Securities Redeemed in Part.
                         ---------------------------

                         Upon surrender of a Security that is redeemed in part,
the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE X

                        SECURITY AND PLEDGE OF COLLATERAL

SECTION 10.1             Collateral Documents.
                         --------------------

                         The due and punctual payment of the principal of,
premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder and thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosures and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Permitted Liens, the Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. Subject to the Permitted Liens, the Company shall take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company under this Indenture and the Securities, valid, binding, enforceable, and perfected (except as expressly provided therein), Liens in and on the Collateral, in favor of the Trustee, and subject to no other Liens other than Permitted Liens.

SECTION 10.2             Opinion of Counsel.
                         ------------------

                         The Company shall furnish within 10 business days after
the execution and delivery of this Indenture an Opinion of Counsel stating that
(i) the execution, delivery and performance of this Indenture, the Security Documents, the Securities and financing statements to be executed in connection therewith have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, duly executed and delivered by the Company and the Subsidiary Guarantors; (ii) such documents constitute the legal, valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against them in accordance with their terms, subject to the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws, or equitable principles affecting creditors' rights and remedies generally; (iii) either (A) all action has been taken with respect to the recording, registering and filing of this Indenture, the Pledge Agreements, financing statements or other instruments necessary to make effective the first priority Lien intended to be created by the Pledge Agreements, and reciting the details of such action, or (B) no such action is necessary to make such Lien effective. Such opinion is to contain all customary qualifications, exceptions and assumptions as Counsel to the Company deems appropriate and as are reasonably acceptable to the Trustee.

                         To the extent required by the TIA, the Company shall
also furnish to the Trustee at least annually an Opinion of Counsel either (i) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, the Pledge Agreements, the Security Agreement and the Mortgages, if any, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreements, and the Security Agreement and the Mortgages, if any, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien or to make such Lien effective.

SECTION 10.3             Remedies Upon an Event of Default.
                         ----------------------------------

                         Upon the occurrence of an Event of Default, then or at
any time during the continuance of such occurrence, the Trustee is hereby authorized and empowered, at its election, in accordance with its rights hereunder and under the Security Documents (i) to transfer and register in its name or in the names of any of its nominees the whole or any part of the Collateral, (ii) to exercise all voting rights with respect thereto, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto, (iv) to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of different denominations, (v) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Securities in accordance with Section 5.10, and
(vi) otherwise to act with respect to the Collateral or the proceeds thereof as though the Trustee were the outright owner thereof.

SECTION 10.4             Release of the Collateral.
                         -------------------------

                         As long as no Default or Event of Default shall have
occurred and be continuing, at the sole cost and expense of the Company, the Company shall be entitled at any time and from time to time to request the Trustee to release a portion of the Collateral, and the Trustee shall release such portion of the Collateral upon payment in full of all Obligations under this Indenture and the Securities and the termination thereof, provided, that the Trustee shall not release any Lien on any Collateral pursuant to this
Section 10.4 unless and until it shall have received from the Company an Officers' Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder have been met, to the extent required by the TIA, an Opinion of Counsel that the release of such Lien complies with the TIA and such other documents required by Section 10.6 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture.

SECTION 10.5             intentionally omitted.
                         ---------------------

SECTION 10.6             Certificates of Company.
                         -----------------------

                         The Company will furnish to the Trustee prior to each
proposed release of Collateral pursuant to Section 10.4 all documents required by Sections 314(c) and 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 6.1 and 6.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by Sections 314(c) and 314(d) of the TIA may be made by an Officer of the Company, except in cases where TIA Sections 314(c) and 314(d) require that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Sections 314(c) and 314(d) of the TIA.

SECTION 10.7             Authorization of Actions to be Taken Under the Security
                         Documents.
                         ----------------------------------------------------

                         The Trustee may take all actions it deems necessary or
appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company thereunder, hereunder or under the Securities. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, this Indenture or the Securities, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or under the Security Documents or be prejudicial to the interests of the Holders or of the Trustee).



                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1             Trust Indenture Act Controls.
                         ----------------------------

                         If any provision of this Indenture limits, qualifies or
conflicts with the duties imposed by any of TIA ss.ss. 310 to 317, inclusive, through operation of TIA ss. 318(c), such imposed duties shall control.

SECTION 11.2             Notices.
                         -------

                         Any notice or communication shall be in writing and
delivered in person, or mailed by first-class mail (certified, return receipt requested), addressed as follows:

                         if to the Company or the Subsidiary Guarantors:

                         All Star Gas Corporation
                         119 West Commercial Street
                         Lebanon, Missouri 65536
                         Attention: Secretary

                         if to the Trustee:

                         State Street Bank and Trust Company
                         Goodwin Square
                         225 Asylum Street
                         Hartford, CT 06103
                         Attention:       Robert Reynolds
                                          Corporate Trust Administration

                         The Company, any Subsidiary Guarantor or the Trustee by
notice to the others may designate additional or different addresses for subsequent notices or communications.

                         Any notice or communication to a Securityholder shall
be mailed by first-class mail to the Securityholder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                         If a notice or communication is mailed in the manner
provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                         If the Company or any Subsidiary Guarantor mails a
notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3             Communication by Holders with Other Holders.
                         -------------------------------------------

                         Securityholders may communicate pursuant to TIA ss.312
(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.4             Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

                         Upon any request or application by the Company or any
Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

                         (a) an Officers' Certificate in form and substance
reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                         (b) an Opinion of Counsel in form and substance
reasonably satisfactory to the Trustee stating that, in the opinion of such counsel (which may rely upon an Officer's Certificate as to factual matters), all such conditions precedent have been complied with.

SECTION 11.5             Statements Required in Certificate or Opinion.
                         ---------------------------------------------

                         Each certificate or opinion with respect to compliance
with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 3.9 shall include:

                         (a) a statement that the person making such certificate
or opinion has read such covenant or condition;

                         (b) a brief statement as to the nature and scope of the
examination or investigation upon which the statements contained in such certificate or opinion are based;

                         (c) with respect to each certificate, a statement that,
in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (d) a statement as to whether or not, in the opinion of
such Person, such condition or covenant has been complied with.

SECTION 11.6             Rules by Trustee and Agents.
                         ---------------------------

                         The Trustee may make reasonable rules for action by or
a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 11.7             Legal Holidays.
                         --------------

                         A "Legal Holiday" is a Saturday, a Sunday or a day on
which banking institutions are not required to be open in the State of New York, the State of Connecticut or the State in which the principal office of the Paying Agent is located. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the regular record date shall not be affected.

SECTION 11.8             Successors; No Recourse Against Others.
                         --------------------------------------

                         (a) All agreements of the Company in this Indenture and
the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                         (b) All liability of the Company or any Subsidiary
Guarantor described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Company is waived and released by each Securityholder.


SECTION 11.9             Duplicate Originals.
                         -------------------

                         The parties may sign any number of copies of this
Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10            Other Provisions.
                         ----------------

                         The first certificate pursuant to Section 3.9 shall be
for the fiscal year ending on June 30, 2001. The reporting date for Section 6.6 is May 15th of each year. The first reporting date is May 15, 2001.

SECTION 11.11            Governing Law.
                         -------------

                         The laws of the State of New York govern this Indenture
and the Securities, without regard to the conflicts of laws rules thereof.


                                   ARTICLE XII

                              SUBSIDIARY GUARANTEES

SECTION 12.1             Subsidiary Guarantees.
                         ---------------------

                         Each of the Subsidiary Guarantors hereby jointly and
severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including interest that, but for the occurrence of an insolvency proceeding involving or filing of a petition in bankruptcy by or against the Company would accrue, whether or not such interest is allowed in such insolvency or bankruptcy proceeding) on such Security and other amounts under the Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture; provided, however, that the liability of a Subsidiary Guarantor hereunder shall not exceed at any time the maximum amount of Indebtedness permitted at the time of the grant of such Subsidiary Guarantee or, if greater, at the time payment is required under such Subsidiary Guarantee, to be incurred in compliance with any applicable fraudulent conveyance or similar law. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

                         Each of the Subsidiary Guarantors hereby jointly and
severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any Collateral for, or any release or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Law, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Law, the disallowance, under Section 502 of the Bankruptcy Law, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any Collateral, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby or hereby and all demands whatsoever, and covenants, that this Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the Obligations contained in such Security, this Indenture and in this Subsidiary Guarantee. Each Subsidiary Guarantor hereby waives all suretyship defenses and all defenses based upon impairment of suretyship status. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including interest that, but for the occurrence of an insolvency proceeding involving or filing of a petition in bankruptcy by or against the Company would accrue, whether or not such interest is allowed in such insolvency or bankruptcy proceeding) on such Security and other amounts under the Indenture, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest (including interest that, but for the occurrence of an insolvency proceeding involving or filing of a petition in bankruptcy by or against the Company would accrue, whether or not such interest is allowed in such insolvency or bankruptcy proceeding) on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities or this Indenture, or the Trustee or the Holders are prevented from taking any action to realize on the Collateral, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                         Each Subsidiary Guarantor shall be subrogated to all
rights of the Holders of the Securities upon which its guarantee is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Securities pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest (including interest that, but for the occurrence of an insolvency proceeding involving or filing of a petition in bankruptcy by or against the Company would accrue, whether or not such interest is allowed in such insolvency or bankruptcy proceeding) on all Securities issued hereunder and other amounts hereunder shall have been paid in full.

                         Each Subsidiary Guarantee shall remain in full force
and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 12.2             Execution and Delivery of Subsidiary Guarantees.
                         -----------------------------------------------

                         The Subsidiary Guarantees to be endorsed on the
Securities shall include the terms of the Subsidiary Guarantee set forth in
Section 12.1 and any other terms that may be set forth in the form established pursuant to Exhibit B annexed hereto, which is part of this Indenture. Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Exhibit B, to be endorsed on each Security authenticated and delivered by the Trustee.

                         The Subsidiary Guarantee shall be executed on behalf of
each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor's Chairman of the Board, Vice Chairman of the Board, President or Vice Presidents, attested by its Secretary or Assistant Secretary. The signature of any or all of these officers on the Subsidiary Guarantee may be manual or facsimile.

                         A Subsidiary Guarantee bearing the manual or facsimile
signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

                         The delivery of any Security by the Trustee, after the
authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

SECTION 12.3             Subsidiary Guarantors May Consolidate, Etc., on Certain
                         Terms.
                         -------------------------------------------------------

                         Except as set forth in Section 12.4 and in Articles III
and IV hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of another Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or a Subsidiary Guarantor.

SECTION 12.4             Release of Subsidiary Guarantors.
                         --------------------------------

                         (a) Concurrently with any consolidation or merger of a
Subsidiary Guarantor or any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, in each case to the extent expressly permitted hereunder, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with the terms and provisions hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article XII. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article XII shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of a Subsidiary Guarantor under its Subsidiary Guarantee endorsed on the Securities and under this Article XII.

                         (b) Concurrently with the defeasance of the Securities
under Section 7.2 hereof, the Subsidiary Guarantors shall be released from all of their obligations under the Subsidiary Guarantees endorsed on the Securities and under this Article XII subject to reinstatement if the obligations under the Securities are reinstated pursuant to Section 7.7.

                         (c) Upon the sale or disposition (by merger or
otherwise) of any Subsidiary Guarantor by the Company or any Restricted Subsidiary of the Company to any entity that is not the Company or a Subsidiary or Affiliate thereof and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article XII; provided that such Subsidiary Guarantor is sold or disposed of for fair market value (evidenced by a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee and by an independent engineer, appraiser or other expert, to the extent required by the
TIA).

                         (d) Upon the redesignation by the Company of a
Subsidiary Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor and shall be released from all of the obligations of a Subsidiary guarantor under its Subsidiary Guarantee endorsed on the Securities and under this Article XII.

SECTION 12.5             Additional Subsidiary Guarantors.
                         --------------------------------

                         The Company shall cause any Person that becomes a
Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Securities. Any such Person shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be reasonably acceptable to the Trustee in its discretion).

                                   SIGNATURES

Dated:   _________ __, 2000
                                           ALL STAR GAS CORPORATION


                                           By    _______________________________
                                                 Name:
                                                 Title:


Attest:                                    By    _____________________________
                                                 Name:
                                                 Title:
____________________________


                                           Each of the SUBSIDIARY GUARANTORS
                                           LISTED ON Schedule I attached hereto


Attest:                                    By    _______________________________
                                                 Name:
                                                 Title:
_____________________________


                                           STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee


                                           By    _______________________________
                                                 Name:
                                                 Title:
[SEAL]

Attest:


_____________________________

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                                  >
ARTICLE I
         DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................2
         SECTION 1.1           Definitions........................................................................2
         SECTION 1.2           Other Definitions.................................................................15
         SECTION 1.3           Incorporation by Reference of Trust Indenture Act.................................16
         SECTION 1.4           Rules of Construction.............................................................16

ARTICLE II
         THE SECURITIES..........................................................................................17
         SECTION 2.1           Form and Dating...................................................................17
         SECTION 2.2           Execution and Authentication......................................................17
         SECTION 2.3           Registrar and Paying Agent........................................................18
         SECTION 2.4           Paying Agent To Hold Money in Trust...............................................18
         SECTION 2.5           Securityholder Lists..............................................................19
         SECTION 2.6           Transfer and Exchange.............................................................19
         SECTION 2.7           Replacement Securities............................................................21
         SECTION 2.8           Outstanding Securities............................................................21
         SECTION 2.9           Determination of Holders' Action..................................................21
         SECTION 2.10          Temporary Securities..............................................................22
         SECTION 2.11          Cancellation......................................................................22
         SECTION 2.12          Defaulted Interest................................................................22

ARTICLE III
         COVENANTS...............................................................................................22
         SECTION 3.1           Payment of Securities.............................................................22
         SECTION 3.2           Maintenance of Office or Agency...................................................23
         SECTION 3.3           Limitation on Restricted Payments.................................................23
         SECTION 3.4           Limitation on Incurrence of Indebtedness..........................................24
         SECTION 3.5           Limitation on Payment Restrictions Affecting Subsidiaries.........................24
         SECTION 3.6           Limitation on Sale/Leaseback Transactions.........................................25
         SECTION 3.7           Limitation on Liens...............................................................25
         SECTION 3.8           Change of Control.................................................................27
         SECTION 3.9           Compliance Certificate............................................................28
         SECTION 3.10          SEC Reports and Financial Reporting...............................................29
         SECTION 3.11          Transactions with Affiliates......................................................29
         SECTION 3.12          Sales of Assets...................................................................29
         SECTION 3.13          Corporate Existence...............................................................32
         SECTION 3.14          Payment of Taxes and Other Claims.................................................32
         SECTION 3.15          Notice of Defaults and Other Events...............................................33
         SECTION 3.16          Maintenance of Properties and Insurance...........................................33
         SECTION 3.17          Limitation on Issuance of Capital Stock and Incurrence of Indebtedness
                               of Restricted Subsidiaries........................................................33
         SECTION 3.18          Limitation on Changes in the Nature of the Business...............................33


                                                                  i





ARTICLE IV
         CONSOLIDATION, MERGER AND SALE..........................................................................34
         SECTION 4.1           Merger and Consolidation of Company...............................................34
         SECTION 4.2           Successor Substituted.............................................................36

ARTICLE V
         DEFAULTS AND REMEDIES...................................................................................36
         SECTION 5.1           Events of Default.................................................................36
         SECTION 5.2           Acceleration......................................................................38
         SECTION 5.3           Other Remedies....................................................................39
         SECTION 5.4           Waiver of Defaults................................................................39
         SECTION 5.5           Control by Majority...............................................................39
         SECTION 5.6           Limitation on Suits...............................................................39
         SECTION 5.7           Rights of Holders To Receive Payment..............................................40
         SECTION 5.8           Collection Suit by Trustee........................................................40
         SECTION 5.9           Trustee May File Proofs of Claim..................................................40
         SECTION 5.10          Priorities........................................................................41
         SECTION 5.11          Undertaking for Costs.............................................................41
         SECTION 5.12          Waiver of Stay or Extension Laws..................................................41

ARTICLE VI
         TRUSTEE.................................................................................................42
         SECTION 6.1           Duties of Trustee.................................................................42
         SECTION 6.2           Rights of Trustee.................................................................43
         SECTION 6.3           Individual Rights of Trustee......................................................43
         SECTION 6.4           Trustee's Disclaimer..............................................................43
         SECTION 6.5           Notice of Defaults................................................................44
         SECTION 6.6           Reports by Trustee to Holders.....................................................44
         SECTION 6.7           Compensation and Indemnity........................................................44
         SECTION 6.8           Replacement of Trustee............................................................45
         SECTION 6.9           Successor Trustee by Merger, etc..................................................46
         SECTION 6.10          Eligibility; Disqualification.....................................................46
         SECTION 6.11          Preferential Collection of Claims Against Company.................................46
         SECTION 6.12          Paying Agents.....................................................................46

ARTICLE VII
         SATISFACTION AND DISCHARGE OF INDENTURE.................................................................47
         SECTION 7.1           Discharge of Liability on Securities; Defeasance..................................47
         SECTION 7.2           Termination of Company's Obligations..............................................47
         SECTION 7.3           Defeasance and Discharge of Indenture.............................................48
         SECTION 7.4           Defeasance of Certain Obligations.................................................49
         SECTION 7.5           Application of Trust Money........................................................51
         SECTION 7.6           Repayment to Company..............................................................51
         SECTION 7.7           Reinstatement.....................................................................51



                                                                 ii




ARTICLE VIII
         AMENDMENT AND SUPPLEMENTS...............................................................................52
         SECTION 8.1           Without Consent of Holders........................................................52
         SECTION 8.2           With Consent of Holders...........................................................52
         SECTION 8.3           Compliance with Trust Indenture Act...............................................53
         SECTION 8.4           Revocation and Effect of Consents.................................................53
         SECTION 8.5           Notation on or Exchange of Securities.............................................54
         SECTION 8.6           Trustee to Sign Amendments........................................................54
         SECTION 8.7           Fixing of Record Dates............................................................54

ARTICLE IX
         REDEMPTION..............................................................................................54
         SECTION 9.1           Notices to Trustee................................................................54
         SECTION 9.2           Selection of Securities To be Redeemed............................................55
         SECTION 9.3           Notice of Redemption..............................................................55
         SECTION 9.4           Effect of Notice of Redemption....................................................56
         SECTION 9.5           Deposit of Redemption Price.......................................................56
         SECTION 9.6           Securities Redeemed in Part.......................................................56

ARTICLE X
         SECURITY AND PLEDGE OF COLLATERAL.......................................................................56
         SECTION 10.1          Collateral Documents..............................................................56
         SECTION 10.2          Opinion of Counsel................................................................57
         SECTION 10.3          Remedies Upon an Event of Default.................................................57
         SECTION 10.4          Release of the Collateral.........................................................58
         SECTION 10.6          Certificates of Company...........................................................58
         SECTION 10.7          Authorization of Actions to be Taken Under the Security Documents.................58

ARTICLE XI
         MISCELLANEOUS...........................................................................................59
         SECTION 11.1          Trust Indenture Act Controls......................................................59
         SECTION 11.2          Notices...........................................................................59
         SECTION 11.3          Communication by Holders with Other Holders.......................................60
         SECTION 11.4          Certificate and Opinion as to Conditions Precedent................................60
         SECTION 11.5          Statements Required in Certificate or Opinion.....................................60
         SECTION 11.6          Rules by Trustee and Agents.......................................................60
         SECTION 11.7          Legal Holidays....................................................................61
         SECTION 11.8          Successors; No Recourse Against Others............................................61
         SECTION 11.9          Duplicate Originals...............................................................61
         SECTION 11.10         Other Provisions..................................................................61
         SECTION 11.11         Governing Law.....................................................................61

ARTICLE XII
         SUBSIDIARY GUARANTEES...................................................................................61
         SECTION 12.1          Subsidiary Guarantees.............................................................61
         SECTION 12.2          Execution and Delivery of Subsidiary Guarantees...................................63
         SECTION 12.3          Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.....................64
         SECTION 12.4          Release of Subsidiary Guarantors..................................................64
         SECTION 12.5          Additional Subsidiary Guarantors..................................................65



                                                                 iii

________________________________________________________________________________




                            ALL STAR GAS CORPORATION

                                       and

                      CERTAIN SUBSIDIARY GUARANTORS HERETO

                                       and

                  STATE STREET BANK AND TRUST COMPANY, Trustee








================================================================================


                                   INDENTURE

                          Dated as of December 1, 2000



================================================================================







                    $50,880,000 Principal Amount at Maturity

                          Senior Secured Notes Due 2003


________________________________________________________________________________